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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270 and 33-58703) of S&K
Famous Brands, Inc. of our report dated March 10, 2000 relating to the financial statements, which appears in the 1999 Annual Report Financials which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS  LLP


Richmond, Virginia
April 7, 2000